SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               SEPTEMBER 20, 2002

                              KANSAS CITY SOUTHERN

               (Exact name of company as specified in its charter)


          DELAWARE                   1-4717                    44-0663509
-----------------------------   --------------------    ------------------------
(State or other jurisdiction     (Commission file         (IRS Employer
      of incorporation)                number)           Identification Number)


                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105

               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (816) 983 - 1303

                                 NOT APPLICABLE

          (Former name or former address if changed since last report)









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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

        EXHIBIT NO. DOCUMENT

        (99)        Additional Exhibits

        99.1 Press Release issued by Kansas City Southern dated September 20, 2002 entitled, "Kansas City Southern's Third Quarter Earnings will be Impacted by Implementation of New Transportation Management System" is attached hereto as
                    Exhibit 99.1


ITEM 9.          REGULATION FD DISCLOSURE

Kansas City Southern ("KCS" or "Company") is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the KCS news release, dated September 20, 2002, announcing that third quarter earnings will be lower than current consensus estimates, principally due to higher operating costs caused by congestion directly related to the implementation of a new computer system, as well as temporary diversion of some traffic.

KCS also announced that its third quarter earnings would be released on October 31, 2002, prior to the opening of the New York Stock Exchange. KCS will hold a conference call on October 31, 2002 at 10:00 a.m. Eastern to discuss third quarter financial and operations performance. Details of the conference call will be forthcoming.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Kansas City Southern

Date: September 25, 2002                  By:   /S/  LOUIS G. VAN HORN
                                             -----------------------------------
                                                Louis G. Van Horn
                                                Vice President and Comptroller
                                                (Principal Accounting Officer)

EXHIBIT 99.1

     KANSAS CITY SOUTHERN                                          PRESS RELEASE
     427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105          NYSE SYMBOL: KSU


     Date:              September 20, 2002

     Media Contact:     William H. Galligan                Phone:   816/983-1551
                        william.h.galligan@kcsr.com        Fax:     816/983-1590



     KANSAS  CITY  SOUTHERN'S   THIRD  QUARTER  EARNINGS  WILL  BE  IMPACTED  BY
     IMPLEMENTATION OF NEW TRANSPORTATION MANAGEMENT SYSTEM.

     Kansas City Southern (KCS) today announced that its third quarter earnings will be lower than current consensus estimates. Earnings for the quarter will be principally impacted by higher operating costs caused by congestion directly related to the implementation of a new computer operating system as well as temporary diversion of some traffic.

     On July 14, 2002, KCS initiated a switch-over from its legacy system operating platform to a state-of-the-art Management Control System (MCS). Despite months of planning and extensive training, office and field personnel responsible for switching services and train operations experienced initial difficulties implementing the new system. As a result, KCS experienced considerable congestion throughout its U.S. rail network with higher-than-normal freight car volumes in its major terminals. This condition persisted from late July through August. Despite significant improvement during the first three weeks of September, yard congestion and less efficient train movements will result in higher car hire, salary, overtime, and equipment expenses for the quarter. There has been some short-term diversion of traffic as a result of the MCS related congestion. While there will be some residual effects over the next month, it is anticipated that fourth quarter expenses will be closer to normal levels.

     Chairman, Chief Executive Officer & President Michael R. Haverty stated, "While we are disappointed with the higher-than-normal third quarter expenses, the implementation of MCS at this critical time is absolutely necessary. The new operating system will result in vastly improved train scheduling, terminal operations, provide more sophisticated data for marketing and planning purposes, and allow us to more efficiently interchange with other rail carriers. Our customers, though regrettably inconvenienced during the third quarter, are already beginning to voice their support for the new system and have indicated they do not see any long-term diversion of shipments as a result. Finally, we anticipate that when fully implemented, MCS will directly result in improved customer service and system-wide cost savings opportunities."

     The MCS system has been designed to support all aspects of train operations, including planning, scheduling, operations reporting, and rail asset utilization. It also fully integrates automated equipment identification for shipment status updates, real time reporting, waybill entry and modification, and corporate master file editing.

     KCS's third quarter ends September 30, 2002. The Company will release third quarter earnings immediately prior to the opening of the New York Stock Exchange on October 31st. KCS management will discuss third quarter financial and operational performance during a conference call on October 31 at 10:00 a.m. Eastern. Details as to phone-in numbers will be forthcoming.

     KCS is a transportation holding company with railroad investments in the United States, Mexico, and Panama. Its primary holding is Kansas City Southern Railway. Headquartered in Kansas City, Missouri, KCS serves customers in the central and south central regions of the U.S. KCS's rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the United States, Canada, and Mexico.

     THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCE COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN THE COMPANY'S DECEMBER 31, 2001, FORM 10-K AND THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 11, 2001, EACH FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) (COMMISSION FILE NO. 1-4717). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.